AGILYSYS’ FISCAL 2015 SECOND QUARTER REVENUE RISES 6% TO $26.3 MILLION

Recurring Revenues Increase 7% to $13.8 Million

Alpharetta, GA – November 5, 2014 – Agilysys, Inc. (Nasdaq: AGYS), a leading provider of innovative hospitality software solutions and services, today reported operating results for its fiscal 2015 second quarter ended September 30, 2014.

On March 31, 2014, the Company sold its United Kingdom business entity to U.K.-based Verteda Limited. All of the historical fiscal 2014 second quarter and six months financial results presented below give effect to the sale of the Company’s EMEA operations and adjustments as if they had occurred on April 1, 2013.

Summary of Fiscal 2015 Second Quarter Financial Results

•	Total net revenue increased $1.5 million, or 6%, to $26.3 million, compared to total net revenue of $24.8 million in the comparable prior-year period.

•	Recurring revenues (which are comprised of support, maintenance and subscription services) were $13.8 million for the quarter, an increase of 7% over the same period in fiscal 2014.

•	Gross margin was 63% in the fiscal 2015 second quarter, compared to 67% in the prior-year period.

•
Adjusted operating income (non-GAAP) from continuing operations (excluding stock-based compensation, amortization of intangibles and other one-time items) was $0.7 million, comparable to adjusted operating income from continuing operations in the year-ago period (see reconciliation below).

•
Adjusted income (non-GAAP) from continuing operations was $0.7 million, or $0.03 per diluted share, comparable to adjusted income from continuing operations and per diluted share in the same period last year (see reconciliation below).

•
Net loss in the period was $(1.1) million, or $(0.05) per diluted share, compared to net income of $20.5 million, or $0.92 per diluted share, in the prior-year period, which included net income from discontinued operations of $21.8 million, or $0.98 per diluted share.

James Dennedy, President and CEO of Agilysys, commented, “Our financial results year to date reflect our continued emphasis on increasing the contributions from subscription based revenue in our mix of business. This focus provides numerous benefits to our customers, including more flexible and scalable solutions with a lower overall technology footprint. We are helping customers increase the value of their touch-points with guests and drive improved financial performance. This benefits Agilysys in the near and long-term as we deepen relationships with our customers and increase the recurring revenue component of our financial results.

“We continue to invest substantially in our solution offerings. Our new solutions help our customers strengthen their relationships with patrons across the entire lifecycle of the guest experience including promotion, reservation, ordering, transactions and overall guest experience, as well as post-visit interaction and follow-on promotion. In addition to helping our customers grow their business through new solutions like rGuest Seat; innovations such as rGuest Pay enable our customers to more efficiently run their organization. Building on our product introductions during the first half of fiscal 2015, later this year we expect to generate initial revenues from our new rGuest Stay property management solution.”

Dennedy concluded, “With our emphasis on introducing new solutions for the hospitality industry that are aligned with our customers’ priorities, Agilysys is favorably positioned to continue to execute on our strategic goals of growing new logo business, expanding the number of end markets we serve, further leveraging existing customer relationships and consistently building recurring revenue.”

Summary of Fiscal 2015 Six Months Financial Results

•	Total net revenue for the period increased $1.6 million, or 3%, to $50.1 million, compared with $48.5 million in the comparable prior-year period.

•	Recurring revenues (which are comprised of support, maintenance and subscription services) were $27.6 million for the period, an increase of 7% over the first six months of fiscal 2014.

•	Gross margin of 63% compares to gross margin of 66% in the prior-year period.

•
Adjusted operating income (non-GAAP) from continuing operations (excluding stock-based compensation, amortization of intangibles and other one-time items) for the first six months of fiscal 2015 was $0.3 million compared to adjusted operating income from continuing operations of $2.4 million in the comparable year-ago period (see reconciliation below).

•
Adjusted income (non-GAAP) from continuing operations was $0.3 million, or $0.02 per diluted share, compared with adjusted income of $2.3 million, or $0.10 per diluted share, in the first six months of fiscal 2014 (see reconciliation below).

•
Net loss in the first six months of fiscal 2015 was $(3.4) million, or $(0.15) per diluted share, compared with net income of $21.8 million, or $0.99 per diluted share, in the first six months of fiscal 2014, which included net income from discontinued operations of $22.3 million, or $1.01 per diluted share.

Janine Seebeck, Chief Financial Officer, added, “Through the first half of fiscal 2015 we have grown recurring revenues 7% inclusive of an 11% year-over-year increase in SaaS revenues. We expect to achieve additional success in the transition of our business to further grow this higher-margin component. In addition to this growing recurring revenue base, Agilysys is well positioned with strong gross margins and prudent fiscal discipline aimed at delivering longer-term operating efficiencies. Our strong balance sheet supports our goals for growth either through investments in new products or acquisitions that generate attractive returns.

“Reflecting the pace of progress we have made year to date in the transition in our sales team and go-to-market strategy, we expect that Agilysys will generate total annual revenue in line with the industry’s overall revenue growth in fiscal 2015. Importantly, we also remain on track to generate break-even to modestly positive adjusted operating income for the full year even as we support an accelerated investment cycle to develop new products for the rGuest platform.”

2015 Second Quarter Conference Call and Webcast
Agilysys is hosting a conference call and webcast today, November 5, 2014, beginning at 9:00 a.m. ET. Both the call and the webcast are open to the public. The conference call number is 224-357-2393 (domestic or international). Please call five minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at http://www.agilysys.com/company/investor-relations/events-presentations. Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Forward-Looking Language
This press release and other publicly available documents, including the documents incorporated herein and therein by reference, contain, and our officers and representatives may from time to time make, "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods, and include the statements under the heading “Summary of Fiscal 2015 Second Quarter Financial Results” above in the (i) last sentence of the second paragraph following the bullets and (ii) third paragraph following the bullets, and the statements under the heading “Summary of Fiscal 2015 Six Months Financial Results” above in the first and second paragraphs following the bullets. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These statements are based on management’s current expectations, intentions or beliefs and are subject to a number of factors, assumptions and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Factors that could cause or contribute to such differences or that might otherwise impact the business include the risk factors set forth in Item 1A of the company’s Annual Report for the fiscal year ended March 31, 2014. Copies are available from the SEC or the Agilysys website. We undertake no obligation to update any such factor or to publicly announce the results of any revisions to any forward-looking statements contained herein whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Information
To supplement the unaudited condensed consolidated financial statements presented in accordance with U.S. GAAP in this press release, certain non-GAAP financial measures as defined by the SEC rules are used. These non-GAAP financial measures include adjusted operating income (loss) from continuing operations, adjusted net income (loss), adjusted net income (loss) per share from continuing operations and adjusted cash flow from continuing operations. Management believes that such information can enhance investors' understanding of the company's ongoing operations. See the accompanying tables below for reconciliations of adjusted operating income (loss) from continuing operations and adjusted net income (loss) from continuing operations, and adjusted cash flow from continuing operations to the comparable GAAP measures.

About Agilysys
Agilysys is a leading developer and marketer of proprietary enterprise software, services and solutions to the hospitality industry. The company specializes in market-leading point-of-sale, property management, inventory and procurement, workforce management, analytics, document management, and mobile and wireless solutions that are designed to streamline operations, improve efficiency and enhance the guest experience. Agilysys serves four major market sectors: Gaming, both corporate and tribal; Hotels, Resorts and Cruise; Foodservice Management; and Restaurants, Universities, Stadia and Healthcare. Agilysys operates extensively throughout North America, Europe and Asia, with corporate services located in Alpharetta, GA, and offices in Singapore, Hong Kong and Malaysia. For more information, visit www.agilysys.com.
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Investor Contact:
Janine Seebeck
Chief Financial Officer
Agilysys, Inc.
770-810-7800 or investorrelations@agilysys.com

Richard Land, Norberto Aja, Jim Leahy
JCIR
212-835-8500 or agys@jcir.com

- Financial tables follow -

AGILYSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

(In thousands, except per share data)	Three Months Ended September 30,		Six Months Ended September 30,
	2014	2013	2014	2013

Net revenue:
Products	$7,649	$8,585	$13,701	$16,091
Support, maintenance and subscription services	13,775	12,881	27,594	25,755
Professional services	4,894	3,380	8,769	6,700
Total net revenue	26,318	24,846	50,064	48,546
Cost of goods sold:
Products	3,502	3,285	7,001	6,908
Support, maintenance and subscription services	2,961	2,578	6,091	4,847
Professional services	3,186	2,395	5,629	4,566
Total cost of goods sold	9,649	8,258	18,721	16,321
Gross profit	16,669	16,588	31,343	32,225
Operating expenses:
Product development	6,191	6,714	12,056	12,946
Sales and marketing	3,825	4,068	7,710	7,035
General and administrative	6,079	5,065	11,196	9,694
Depreciation of fixed assets	532	513	1,146	994
Amortization of intangibles	594	794	2,377	1,588
Asset impairments and related charges	—	18	—	18
Restructuring, severance and other charges	448	562	818	617
Legal settlements	54	—	203	—
Operating loss	(1,054)	(1,146)	(4,163)	(667)
Other (income) expenses :
Interest income	(21)	(20)	(74)	(33)
Interest expense	14	45	27	106
Other (income) expense, net	(1)	39	(46)	11
Loss before income taxes	(1,046)	(1,210)	(4,070)	(751)
Income tax expense (benefit)	81	100	(714)	(230)
Loss from continuing operations	(1,127)	(1,310)	(3,356)	(521)
Income from discontinued operations, net of taxes	—	21,762	—	22,289
Net (loss) income	$(1,127)	$20,452	$(3,356)	$21,768

Weighted average shares outstanding - basic	22,340	22,125	22,332	22,075

Net (loss) income per share – basic:
Loss per share from continuing operations	$(0.05)	$(0.06)	$(0.15)	$(0.02)
Income per share from discontinued operations	$—	$0.98	$—	$1.01
Net (loss) income per share	$(0.05)	$0.92	$(0.15)	$0.99

Weighted average shares outstanding - diluted	22,340	22,125	22,332	22,075

Net (loss) income per share – diluted:
Loss per share from continuing operations	$(0.05)	$(0.06)	$(0.15)	$(0.02)
Income per share from discontinued operations	$—	$0.98	$—	$1.01
Net (loss) income per share	$(0.05)	$0.92	$(0.15)	$0.99

AGILYSYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In thousands, except share data)	September 30, 2014	March 31, 2014

ASSETS
Current assets:
Cash and cash equivalents	$67,168	$99,566
Marketable securities	10,077	—
Accounts receivable, net of allowance of $838 and $1,101, respectively	23,519	23,615
Inventories	720	481
Prepaid expenses	2,901	3,300
Other current assets	585	2,892
Total current assets	104,970	129,854
Property and equipment, net	13,670	12,251
Goodwill	19,622	17,158
Intangible assets, net	9,985	10,626
Software development costs, net	24,498	17,221
Other non-current assets	3,851	3,785
Total assets	$176,596	$190,895

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,144	$11,073
Deferred revenue	17,295	22,795
Accrued liabilities	9,555	14,232
Capital lease obligations, current	141	43
Total current liabilities	37,135	48,143
Deferred income taxes, non-current	3,444	3,422
Capital lease obligations, non-current	170	292
Other non-current liabilities	5,190	6,165
Shareholders’ equity:
Common shares, without par value, at $0.30 stated value; authorized 80,000,000 shares; 31,606,831 issued; and 22,814,241 and 22,467,970 shares outstanding at September 30, 2014 and March 31, 2014, respectively	9,482	9,482
Treasury shares (8,792,590 and 9,138,861 shares at September 30, 2014 and March 31, 2014, respectively)	(2,638)	(2,741)
Capital in excess of stated value	(12,363)	(13,409)
Retained earnings	136,319	139,675
Accumulated other comprehensive loss	(143)	(134)
Total shareholders’ equity	130,657	132,873
Total liabilities and shareholders’ equity	$176,596	$190,895

AGILYSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended
(In thousands)	September 30,
	2014	2013

Operating activities:
Net (loss) income	$(3,356)	$21,768
Less: Income from discontinued operations	—	22,289
Loss from continuing operations	(3,356)	(521)
Adjustments to reconcile loss from continuing operations to net cash used in operating activities:
Restructuring, severance and other charges	818	617
Payments for restructuring, severance and other charges	(823)	(896)
Legal settlements	203	—
Payments for legal settlements	(1,714)	(87)
Asset impairments and related charges	—	18
Depreciation	1,146	994
Amortization	2,987	1,576
Share-based compensation	1,067	882
Excess tax benefit from equity awards	—	(139)
Changes in operating assets and liabilities:
Accounts receivable	104	(1,572)
Inventories	(237)	214
Prepaids	400	(333)
Accounts payable	(1,432)	(1,032)
Deferred revenue	(5,503)	(5,133)
Accrued liabilities	(2,255)	(2,055)
Income taxes payable	(892)	(539)
Other changes, net	(17)	339
Net cash used in operating activities from continuing operations	(9,504)	(7,667)
Net cash used in operating activities from discontinued operations	—	(1,011)
Net cash used in operating activities	(9,504)	(8,678)

Investing activities:
Capital expenditures	(3,036)	(2,425)
Capitalized software development costs	(7,974)	(4,853)
Proceeds from sale of business units	282	36,054
Proceeds from company-owned life insurance policies, net	1,969	(4)
Cash paid for acquisitions, net	(3,750)	(1,750)
Return of investment in marketable securities	119	—
Investments in marketable securities	(10,240)	—
Net cash (used) provided in investing activities from continuing operations	(22,630)	27,022
Net cash (used) provided in investing activities from discontinued operations	—	(154)
Net cash (used) provided in investing activities	(22,630)	26,868

Financing activities:
Repurchases of shares to satisfy employee tax withholding	(373)	(777)
Exercise of employee stock options	102	64
Excess tax benefit from equity awards	—	139
Principal payment under long-term obligations	(23)	(38)
Net cash used in financing activities from continuing operations	(294)	(612)
Net cash used in financing activities from discontinued operations	—	(80)
Net cash used in financing activities	(294)	(692)

Effect of exchange rate changes on cash	30	3
Cash flows used in continuing operations	(32,398)	18,746
Cash flows used in discontinued operations:	—	(1,245)
Net (decrease) increase in cash and cash equivalents	(32,398)	17,501
Cash and cash equivalents at beginning of period	99,566	82,931
Cash and cash equivalents at end of period	$67,168	$100,432
Less cash presented in current assets of discontinued operations on balance sheet	—	678
Cash and cash equivalents at end of period - continuing operations	$67,168	$99,754

AGILYSYS, INC.
RECONCILIATION OF OPERATING LOSS FROM CONTINUING OPERATIONS TO
ADJUSTED INCOME FROM CONTINUING OPERATIONS
(UNAUDITED)

(In thousands, except per share data)	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Operating loss	$(1,054)	$(1,146)	$(4,163)	$(667)
Share-based compensation expense	702	517	1,067	882
Amortization of intangibles	594	794	2,377	1,588
Asset impairments and related charges	—	18	—	18
Restructuring, severance and other charges	448	562	818	617
Legal settlements	54	—	203	—
Adjusted operating income from continuing operations (a)	744	745	302	2,438

Other (income) expenses, net	(8)	64	(93)	84
Cash income tax expense (b)	29	—	47	39
Adjusted income from continuing operations (a)	$723	$681	$348	$2,315

Weighted average shares outstanding:
Basic	22,340	22,125	22,332	22,075
Diluted	22,340	22,125	22,332	22,075

Adjusted income per share from continuing operations (a):
Basic	$0.03	$0.03	$0.02	$0.10
Diluted	$0.03	$0.03	$0.02	$0.10

(a) Non-GAAP financial measure

(b) Taxes calculated based upon our estimated cash tax payments, exclusive of payments related to AMT, for the three and six months ended September 30, 2014 and 2013.

AGILYSYS, INC.
RECONCILIATION OF OPERATING CASH FLOWS FROM CONTINUING OPERATIONS TO
ADJUSTED CASH FLOWS FROM CONTINUING OPERATIONS
(UNAUDITED)

	Six Months Ended
(In thousands)	September 30,
	2014	2013
Operating activities:
Net cash used in operating activities from continuing operations	$(9,504)	$(7,667)
Non-recurring cash items:
Payments for restructuring, severance and other charges	823	896
Payments for legal settlements	1,714	87
Adjusted cash used in continuing operations (a)	$(6,967)	$(6,684)

(a) Non-GAAP financial measure